AGREEMENT FOR THE TERMINATION OR CONSTRUCTION
               OF CERTAIN AGREEMENTS BY AND AMONG
          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
          DUQUESNE LIGHT COMPANY, OHIO EDISON COMPANY,
    PENNSYLVANIA POWER COMPANY AND THE TOLEDO EDISON COMPANY
    --------------------------------------------------------

     THIS AGREEMENT, effective as of the 1st day of September 1980, by and among The Cleveland Electric Illuminating Company, an Ohio corporation; Duquesne Light Company, a Pennsylvania corporation; Ohio Edison Company, an Ohio corporation, and its wholly-owned subsidiary, Pennsylvania Power Company, a Pennsylvania corporation, which two companies are considered as a single party for purposes of this Agreement; and The Toledo Edison Company, an Ohio corporation, all of which are referred to collectively as the Parties or the CAPCO Group.

     WITNESSETH:

     WHEREAS, each of the Parties is desirous of terminating or construing, effective as of September 1, 1980, certain agreements by and among the Parties.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the Parties agree as follows:
     1. The CAPCO Memorandum of Understanding dated September 14, 1967, the Agreement of Chief Executives dated July 6, 1973, and the Memorandum of Agreement with an effective date of March 1, 1977, and captioned "Purchase and Sale Agreements Under Schedules E and H of the CAPCO Basic Operating Agreement for the period March 1, 1977 through December 31, 1977 and for 1978, and Tentative Purchase and Sale Agreements for 1979 and Beyond" are terminated and have no further force or effect.

     2. The CAPCO Transmission Facilities Agreement with an effective date of September 14, 1967 (hereinafter referred to as the "Transmission Facilities Agreement") is to be construed so as to allow all of the services and transactions contemplated by the CAPCO Basic Operating,Agreement as amended September 1, 1980 and as subsequently amended (hereinafter referred to as the "Basic Operating Agreement"), to be performed, accomplished or effected, as the case may be, under said Transmission Facilities Agreement.
     3. This Agreement and the Basic Operating Agreement supersede any and all other agreements by and among the Parties involving the CAPCO Group which are not terminated in Paragraph 1, above, to the extent such other agreements conflict or are inconsistent therewith. All such conflicts or inconsistencies shall be removed by appropriate written amendments to these other agreements or by other appropriate action.
     4. The Parties hereby reaffirm and agree to implement the pool restructuring principles heretofore described in the minutes of the meetings of the CAPCO Executive Committee on and after November 1, 1979, and shall use their best efforts to prepare and execute as soon as reasonably possible any and all written amendments to agreements by and among the Parties involving the CAPCO Group and to take other appropriate action required by this Agreement, the Basic Operating Agreement, and the aforesaid minutes of the Executive Committee.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers this 23rd day of December, 1993.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY



By:     Terrence G. Linnert
        -------------------------
Title:  Vice President
        -------------------------

DUQUESNE LIGHT COMPANY

By:     G.R. Brandenberger
        -------------------------
Title:  Vice President
        -------------------------

OHIO EDISON

By:     Arthur P. Garfield
        -------------------------
Title:  Vice President
        -------------------------

PENNSYLVANIA POWER COMPANY

By:     J. R. Edgerly
        -------------------------
Title:  Vice President
        -------------------------

THE TOLEDO EDISON

By:     Terrence G. Linnert
        -------------------------
Title:  Vice President
        -------------------------


Doc. 17784